UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 26, 2026
KIMBALL ELECTRONICS, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	001-36454	35-2047713
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1205 Kimball Boulevard, Jasper, Indiana	47546
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (812) 634-4000

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	KE	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
On June 26, 2026 Kimball Electronics, Inc., acting through its related wholly-owned subsidiaries (the “Company”), entered into a definitive agreement to acquire the shares of Helvoet Polymer Technologies B.V. and Helvoet Rubber & Plastics Technologies (India) Pvt. Ltd. (collectively referred to as “Helvoet”) from Hydratec Industries N.V. (the “Seller”). The acquisition closed on July 1, 2026.
The Company paid a cash purchase price of approximately of €90 million, or approximately $103 million. The transaction price is subject to certain post-closing working capital adjustments. Approximately €1.8 million of the cash purchase price otherwise payable to the Seller at the closing will be held in an escrow account after the closing to provide security for the fulfillment of the Seller’s obligations towards the Company pursuant to the Share Purchase Agreement. The acquisition was funded with a combination of the Company’s cash and existing lines of credit. The Share Purchase Agreement contains representations, warranties, indemnification provisions, termination provisions, and other clauses and provisions usual and customary for agreements of this type.
The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified by its entirety by reference to the full text of the Share Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01 Regulation FD
On July 1, 2026, the Company issued a press release announcing the acquisition of Helvoet. The Company has scheduled a webcast on Wednesday, July 1, 2026 at 9 am Eastern Time to provide additional information and answer questions related to the acquisition. The Company’s press release is attached as Exhibit 99.1.
The information in Item 7.01 of this Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as shall otherwise be expressly set forth by specific reference in such filing.

Forward-Looking Statements
Certain statements contained within this document are considered forward-looking under the Private Securities Litigation Reform Act of 1995. The statements may be identified by the use of words such as “expect,” “should,” “goal,” “predict,” “will,” “future,” “optimistic,” “confident,” and “believe.” Undue reliance should not be placed on these forward-looking statements. These statements are based on current expectations of future events and thus are inherently subject to uncertainty. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from our expectations and projections. These forward-looking statements are subject to risks and uncertainties including, without limitation, global economic conditions, geopolitical environment and conflicts such as war, global health emergencies, availability or cost of raw materials and components, tariffs and other trade barriers, foreign exchange rate fluctuations, and our ability to convert new business opportunities into customers and revenue. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the company are contained in its Annual Report on Form 10-K for the year ended June 30, 2025.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibits are filed as part of this report:

Exhibit
Number	Description
2.1(a)(b)
Share Purchase Agreement of Helvoet Polymer Technologies B.V. and Helvoet Rubber & Plastics Technologies (India) Pvt. Ltd. between Hydratec Industries N.V., as Seller, and Kimball Electronics Netherlands, B.V., a wholly owned subsidiary of Kimball Electronics, Inc., as Purchaser, dated as of June 26, 2026

99.1	Press Release dated July 1, 2026
104	Cover Page Interactive Data File (formatted in Inline XBRL)
(a) Certain schedules and annexes have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant will supplementally furnish any of the omitted schedules or annexes to the Securities and Exchange Commission upon request.
(b) Certain information contained in Exhibit 2.1 has been excluded pursuant to Regulation S-K Item 601(b)(2) because         it is both (1) not material and (2) of the type that the Company treats as private or confidential. The Registrant will supplementally furnish a copy of the unredacted exhibit to the Securities and Exchange Commission upon request; provided, however, that the Registrant may request confidential treatment.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL ELECTRONICS, INC.

By:	/s/ Jana T. Croom
JANA T. CROOM Chief Financial Officer
Date: July 1, 2026